UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  011 61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2014, Samson Oil and Gas USA Montana, Inc. (“Samson Montana”), a subsidiary of Samson Oil & Gas Limited (the “Registrant”), entered into a Farmout Agreement (the “Farmout Agreement”) with Fort Peck Energy Company, LLC (“FPEC”) and Momentus Energy LLC (“Momentus”). Under the Farmout Agreement, Momentus may earn an undivided fifty percent working interest in certain oil and gas leases and associated lands (the “Farmout Lands”) held by Samson Montana and FPEC by (a) acquiring approximately twenty square miles of three-dimensional seismic data relating to the Farmout Lands, and (b) drilling a horizontal test well on the Farmout Lands to a minimum lateral length of 4,900 feet. Momentus is responsible for all costs allocated with the acquisition of the seismic data (projected to be approximately $1,200,000) and the drilling of the test well.

The Farmout Agreement also provides that Momentus may earn an undivided fifty percent working interest in either or both of Samson Montana’s Australia II and Gretel II wells and their surrounding acreage in exchange for completing a workover program approved by Samson Montana on one or both wells.

The foregoing description of the Farmout Agreement is qualified in its entirety by reference to the text of the Farmout Agreement, which is filed herewith as Exhibit 10.1 to this Report and is incorporated in this Report by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this report:

Exhibit
Number	Description
10.1	Farmout Agreement dated February 28, 2014, among Samson Oil and Gas USA Montana, Inc., Fort Peck Energy Company, LLC and Momentus Energy LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2014

Samson Oil & Gas Limited

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer

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